Douglas
Emmett

Earnings Results & Operating Information
Second Quarter 2014

Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal markets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and we are listed on the New York Stock Exchange under the symbol DEI.

•
Financial Results: For the second quarter of 2014 compared to the second quarter of 2013, we increased our Funds From Operations (FFO) by 4.5% to $70.8 million, our Adjusted Funds From Operations (AFFO) by 3.0% to $56.9 million, and our GAAP net income attributable to common stockholders decreased by 2.0% to $13.4 million. Our second quarter 2014 same property cash NOI declined slightly by 0.3% compared to the second quarter of 2013, reflecting higher utility rates somewhat offset by lower usage.

•
Office Fundamentals: We leased a record 1,043,385 square feet during the second quarter, including a record 375,152 square feet of new leases. We increased our leased percentage to 91.9%. Our leased-to-occupied spread widened to 240 basis points, our largest move-in inventory in seven years. Although our small tenants typically move in within two to three months after lease execution, our leasing in the second quarter was especially strong in Warner Center and to tenants over 10,000 square feet throughout our portfolio. As a result, approximately 80,000 square feet of our 375,000 square feet of new leasing will commence occupancy in 2015; in comparison, all of our second quarter leases in 2013 commenced occupancy before the end of that year.

We continue to achieve higher net effective rents year over year in all of our submarkets except for Warner Center, with many of our new leases containing rent bumps in excess of 3% per annum. The average straight-line value of the leases that we signed during the second quarter was 4.1% greater than the expiring leases for the same space, while our cash roll down was negative 7.6%. On a mark to market basis, the asking rents for our total office portfolio now average 3.7% higher than our in-place rents, up another 130 basis points in the quarter even with an increase in our average in-place rents.

•	Multifamily Fundamentals: Our multifamily portfolio was fully leased, with average asking rents 8.0% higher than in the second quarter of 2013.

•	Debt: At June 30, 2014, our net consolidated debt to enterprise value was 39%, with no remaining debt maturities in 2014.

•
Development: Development in our markets remains severely constrained by restrictive zoning laws and well organized community groups. However, we are making continued progress on the two residential projects in our current development pipeline. We are scheduled to break ground on an additional 496 apartments at our Moanalua Hillside Apartments in Honolulu late this year and on a 376 unit high-rise apartment project in Brentwood, California in 2015. For details, please see page 22.

•
Dividends: On July 15, 2014, we paid a quarterly cash dividend of $0.20 per share, or $0.80 on an annualized basis per share, to our shareholders of record on June 30, 2014. Our strong 61% AFFO payout ratio gives us ample liquidity as well as room for additional dividend growth.

•	Guidance: We are narrowing our 2014 full year FFO guidance to $1.58 to $1.62 per diluted share and our full year AFFO guidance to $1.19 to $1.23 per diluted share. For details, please see page 25.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Forward Looking Statements
This Second Quarter 2014 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

Company Overview

Corporate Data
as of June 30, 2014

Office Portfolio	Consolidated	Total Portfolio(1)
Number of office properties	52	60
Square feet (in thousands)	13,272	15,095
Leased rate	91.5%	91.9%
Occupancy rate	89.2%	89.5%

Multifamily Portfolio		Consolidated
Number of multifamily properties		9
Number of multifamily units		2,868
Multifamily leased rate		100.0%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$28.22
Shares of common stock outstanding	144,124
Fully diluted shares outstanding	176,415
Equity capitalization(2)	$4,978,436
Net debt(3)	$3,207,424
Total enterprise value	$8,185,860
Net debt/total enterprise value	39%

_______________________________________________

(1)	Our total portfolio includes two unconsolidated institutional real estate funds in which we own significant equity interests.

(2)	Equity capitalization represents our fully diluted shares multiplied by the closing price of our stock on June 30, 2014.

(3)	Net debt represents our consolidated debt, net of our cash and cash equivalents. Net debt excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Company Overview

Property Map
as of June 30, 2014

Los Angeles Submarkets

Warner Center/Woodland Hills
LA Pierce College
101
405
Tarzana
Encino/Sherman Oaks
Valley Glen
Valley Village
North Hollywood
NoHo Arts District
5
Verdugo Hills
210
Burbank
134
Toluca Lake
Universal Studios
Hollywood Knolls
Glendale
Occidental College
SANTA MONICA MOUNTAINS
101
405
Hollywood
West Hollywood
5
Dodger Stadium
Bel Air Country Club
Getty Museum
UCLA
Beverly Hills
Miracle Mile
Los Angeles
Westwood
Koreatown
Century City
Malibu
Pacific Palisades
Brentwood
10
DOWNTOWN
Santa Monica
Olympic Corridor
10
Santa Monica Municipal Airport
USC
5
Culver City
Crenshaw
405
110
Santa Monica Bay
N
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University

- Warner Center/Woodland Hills
- Santa Monica
- Beverly Hills
- Westwood
- Burbank
- Century City
- Brentwood
- Encino/Sherman Oaks
- Olympic Corridor

Village Park
H2
Pearl City
Waimalu
Alea
Waipahu
Halawa
H1
Honolulu
Ewa Beach
Iroquois Point
Honolulu International Airport
MAMALA BAY
N

Honolulu Submarket

Company Overview

Board of Directors and Executive Officers
as of June 30, 2014

OUR BOARD OF DIRECTORS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Theodore E. Guth	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

Financial Results

Consolidated Balance Sheets
(in thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Investment in real estate:
Land	$867,355	$867,284
Buildings and improvements	5,396,683	5,386,446
Tenant improvements and lease intangibles	790,466	759,003
Investment in real estate, gross	7,054,504	7,012,733
Less: accumulated depreciation	(1,596,957)	(1,495,819)
Investment in real estate, net	5,457,547	5,516,914

Cash and cash equivalents	12,785	44,206
Tenant receivables, net	1,530	1,760
Deferred rent receivables, net	72,089	69,662
Acquired lease intangible assets, net	3,488	3,744
Investment in unconsolidated real estate funds	176,905	182,896
Other assets	51,702	28,607
Total assets	$5,776,046	$5,847,789

Liabilities
Secured notes payable	$3,220,210	$3,241,140
Interest payable, accounts payable and deferred revenue	51,471	52,763
Security deposits	36,091	35,470
Acquired lease intangible liabilities, net	52,192	59,543
Interest rate contracts	53,884	63,144
Dividends payable	28,825	28,521
Total liabilities	3,442,673	3,480,581

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,441	1,426
Additional paid-in capital	2,668,663	2,653,905
Accumulated other comprehensive income (loss)	(44,271)	(50,554)
Accumulated deficit	(665,600)	(634,380)
Total Douglas Emmett, Inc. stockholders' equity	1,960,233	1,970,397
Noncontrolling interests	373,140	396,811
Total equity	2,333,373	2,367,208
Total liabilities and equity	$5,776,046	$5,847,789

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Consolidated Operating Results
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues:
Office rental:
Rental revenues	$100,264	$99,110	$198,877	$196,480
Tenant recoveries	11,720	11,718	22,627	22,303
Parking and other income	19,576	18,834	39,143	37,302
Total office revenues	131,560	129,662	260,647	256,085

Multifamily rental:
Rental revenues	18,370	17,655	36,680	35,217
Parking and other income	1,496	1,399	2,975	2,872
Total multifamily revenues	19,866	19,054	39,655	38,089

Total revenues	151,426	148,716	300,302	294,174

Operating Expenses:
Office expenses	44,665	42,722	88,021	84,031
Multifamily expenses	5,096	4,942	10,229	9,951
General and administrative	6,712	7,082	13,523	14,178
Depreciation and amortization	50,939	48,102	101,138	94,126
Total operating expenses	107,412	102,848	212,911	202,286

Operating income	44,014	45,868	87,391	91,888

Other income	4,586	1,250	8,873	2,027
Other expenses	(1,678)	(1,008)	(3,131)	(1,375)
Income, including depreciation, from unconsolidated real estate funds	947	1,335	2,060	2,524
Interest expense	(31,952)	(32,399)	(63,790)	(65,231)
Acquisition-related expenses	—	(68)	(28)	(243)
Net income	15,917	14,978	31,375	29,590
Less: Net income attributable to noncontrolling interests	(2,554)	(1,343)	(5,036)	(3,873)
Net income attributable to common stockholders	$13,363	$13,635	$26,339	$25,717

Net income per common share – basic	$0.09	$0.10	$0.18	$0.18
Net income per common share – diluted	$0.09	$0.09	$0.18	$0.18

Weighted average shares of common stock outstanding - basic	143,717	142,581	143,426	142,511
Weighted average shares of common stock outstanding - diluted	176,310	175,252	176,053	174,937
NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Consolidated Funds From Operations & Adjusted Funds From Operations
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Funds From Operations (FFO)
Net income attributable to common stockholders	$13,363	$13,635	$26,339	$25,717
Depreciation and amortization of real estate assets	50,939	48,102	101,138	94,126
Net income attributable to noncontrolling interests	2,554	1,343	5,036	3,873
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds	3,898	4,623	7,764	8,131
FFO	$70,754	$67,703	$140,277	$131,847

Adjusted Funds From Operations (AFFO)
FFO	$70,754	$67,703	$140,277	$131,847
Straight-line rent	(1,140)	(439)	(2,426)	(2,399)
Net accretion of acquired above and below market leases	(3,542)	(3,968)	(7,094)	(8,022)
Amortization of interest rate contracts and deferred loan costs	1,027	933	2,048	2,103
Recurring capital expenditures, tenant improvements and leasing commissions	(12,564)	(10,273)	(23,448)	(21,518)
Non-cash compensation expense	2,325	2,448	4,675	4,989
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds	61	(1,133)	(130)	(1,607)
AFFO	$56,921	$55,271	$113,902	$105,393

Weighted average share equivalents outstanding - diluted	176,310	175,252	176,053	174,937
FFO per share- diluted	$0.40	$0.39	$0.80	$0.75
AFFO per share- diluted	$0.32	$0.32	$0.65	$0.60
Dividends per share	$0.20	$0.18	$0.40	$0.36
AFFO payout ratio	60.55%	55.95%	60.45%	58.69%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Consolidated Same Property(1) Statistical & Financial Data
(unaudited and in thousands, except statistics)

	As of June 30,
	2014	2013
Same Property Office Statistics
Number of properties	49	49
Rentable square feet (in thousands)	12,776	12,774
Ending % leased	91.5%	91.9%
Ending % occupied	89.1%	90.2%
Quarterly average % occupied	89.5%	90.1%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased(2)	100.0%	100.0%

	Three Months Ended June 30,		% Favorable
	2014	2013	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$127,187	$127,495	(0.2)%
Total office expenses	(42,776)	(41,817)	(2.3)%
Office NOI	84,411	85,678	(1.5)%

Total multifamily revenues	19,866	19,054	4.3%
Total multifamily expenses	(5,096)	(4,942)	(3.1)%
Multifamily NOI	14,770	14,112	4.7%

Same Property NOI - GAAP basis	$99,181	$99,790	(0.6)%

Same Property Net Operating Income - Cash Basis
Total office revenues	$124,114	$124,100	—%
Total office expenses	(42,822)	(41,862)	(2.3)%
Office NOI	81,292	82,238	(1.2)%

Total multifamily revenues	19,026	18,214	4.5%
Total multifamily expenses	(5,096)	(4,942)	(3.1)%
Multifamily NOI	13,930	13,272	5.0%

Same Property NOI - cash basis	$95,222	$95,510	(0.3)%

____________________________________________________

(1)
Our same property statistics and NOI include all of our consolidated properties other than (i) a 225,000 square foot office property in Beverly Hills that we acquired in May 2013, (ii) a 191,000 square foot office property in Encino that we acquired in August 2013, and (iii) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two thirds interest) which is currently undergoing a repositioning.

(2)
In calculating the percentage of units leased, we removed from the numerator and denominator 21 units at one property in Brentwood and 4 units at one property in Honolulu which are temporarily unoccupied as a result of fire damage. The lost rent from those units is being covered by insurance.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(unaudited and in thousands)

	Three Months Ended June 30,
	2014	2013

Same property office revenues - cash basis	$124,114	$124,100
GAAP adjustments per definition of NOI - cash basis	3,073	3,395
Same property office revenues - GAAP basis	127,187	127,495

Same property office expenses - cash basis	(42,822)	(41,862)
GAAP adjustments per definition of NOI - cash basis	46	45
Same property office expenses - GAAP basis	(42,776)	(41,817)

Office NOI - GAAP basis	84,411	85,678

Same property multifamily revenues - cash basis	19,026	18,214
GAAP adjustments per definition of NOI - cash basis	840	840
Same property multifamily revenues - GAAP basis	19,866	19,054

Same property multifamily expenses - cash basis	(5,096)	(4,942)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,096)	(4,942)

Multifamily NOI - GAAP basis	14,770	14,112

Total same property NOI - GAAP basis	99,181	99,790
Non-comparable office revenues	4,373	2,167
Non-comparable office expenses	(1,889)	(905)
Total NOI - GAAP basis	101,665	101,052
General and administrative	(6,712)	(7,082)
Depreciation and amortization	(50,939)	(48,102)
Operating income	44,014	45,868
Other income	4,586	1,250
Other expense	(1,678)	(1,008)
Income, including depreciation, from unconsolidated real estate funds	947	1,335
Interest expense	(31,952)	(32,399)
Acquisition-related expenses	—	(68)
Net income	15,917	14,978
Less: Net income attributable to noncontrolling interests	(2,554)	(1,343)
Net income attributable to common stockholders	$13,363	$13,635

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Operating Results of Unconsolidated Real Estate Funds(1)
(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Summary Income Statement of Unconsolidated Real Estate Funds(2)	2014	2013	2014	2013

Office revenues	$16,274	$16,026	$32,629	$31,408
Office expenses	(6,600)	(6,190)	(13,042)	(12,162)
NOI	9,674	9,836	19,587	19,246
General and administrative	(72)	(96)	(103)	(163)
Depreciation and amortization	(6,764)	(6,521)	(13,395)	(13,014)
Operating income	2,838	3,219	6,089	6,069
Other income	151	—	179	—
Interest expense	(2,894)	(2,619)	(5,761)	(5,127)
Net income	$95	$600	$507	$942

FFO of Unconsolidated Real Estate Funds(2)

Net income	$95	$600	$507	$942
Add back: depreciation and amortization	6,764	6,521	13,395	13,014
FFO	$6,859	$7,121	$13,902	$13,956

Our Share of the Unconsolidated Real Estate Funds FFO

Our share of the unconsolidated real estate funds' net income	$134	$547	$459	$946
Add back: our share of the funds' depreciation and amortization	3,934	3,812	7,796	7,504
Equity allocation and basis difference	813	788	1,601	1,578
Our share of the unconsolidated real estate funds' FFO	$4,881	$5,147	$9,856	$10,028
__________________________________________________

(1)
We manage and own significant equity interests in two unconsolidated institutional real estate Funds, which own a combined eight Class A office properties, totaling 1.8 million square feet, in our submarkets.  Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of approximately 60% at June 30, 2014 based on square footage), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of the amounts related to the Funds on a combined basis.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Financial Results

Consolidated Debt Balances
(as of June 30, 2014, unaudited and in thousands)

Description	Maturity Date		Principal Balance		Effective Annual Rate (2)		Swap Maturity Date

Term Debt(1)
	2/1/2015		$111,920		DMBS + 0.707%	(3)	--
	3/1/2016		16,140	(4)	LIBOR + 1.60%		--
	3/1/2016		82,000		LIBOR + 0.62%		--
	6/1/2017		18,000		LIBOR + 0.62%		--
	10/2/2017		400,000		4.45%		7/1/2015
	4/2/2018		510,000		4.12%		4/1/2016
	8/1/2018		530,000		3.74%		8/1/2016
	8/5/2018		355,000	(5)	4.14%		--
	2/1/2019		155,000	(6)	4.00%		--
	6/5/2019		285,000	(7)	3.85%		--
	3/1/2020	(9)	349,070		4.46%	(8)	--
	11/2/2020		388,080		3.65%		11/1/2017
Total Term Debt(1)			$3,200,210
Revolving credit facility	12/11/2017		20,000		LIBOR + 1.40%	(10)	--
Total Debt			$3,220,210
_________________________________________________________________________

(1)
As of June 30, 2014, (i) the weighted average remaining life of our outstanding term debt was 4.3 years; (ii) of the $2.97 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 4.5 years, the weighted average remaining period during which interest was fixed was 2.9 years, and the weighted average annual interest rate was 4.05%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.18%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)	The loan has a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%.

(4)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization schedule.

(7)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(8)	Interest rate is fixed until March 1, 2018, and is floating thereafter, with principal amortization commencing after May 2016 based upon a 30-year amortization schedule.

(9)	We have two one-year extension options to extend the maturity as late as March 1, 2020, subject to meeting certain conditions.

(10)	$300.0 million revolving credit facility secured by 3 separate collateral pools consisting of a total of 6 properties. Unused commitment fees range from from 0.15% to 0.20%.

Unconsolidated Debt Balances
(as of June 30, 2014, unaudited and in thousands)

Maturity Date	Principal Balance	Our Share of Principal		Effective Annual Rate	Swap Maturity Date

4/1/2016	$52,614	$12,761	(1)	5.67%	—
5/1/2018	325,000	222,980	(2)	2.35%	5/1/2017
	$377,614	$235,741
_________________________________________________________________________

(1)	Loan to one of our unconsolidated Funds secured by one property. Requires monthly payments of principal and interest.

(2)	Loan to one of our unconsolidated Funds secured by six properties. Requires monthly payments of interest only, with outstanding principal due upon maturity.
NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Summary
as of June 30, 2014

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	8	1,643,911	10.9%	7,741,422	21.2%
Brentwood	14	1,700,889	11.3	3,356,126	50.7
Burbank	1	420,949	2.8	6,733,458	6.3
Century City	3	916,952	6.1	10,064,599	9.1
Honolulu	4	1,716,709	11.4	5,088,599	33.7
Olympic Corridor	5	1,098,073	7.3	3,014,329	36.4
Santa Monica	8	972,795	6.4	8,709,282	11.2
Sherman Oaks/Encino	12	3,372,129	22.3	6,171,530	54.6
Warner Center/Woodland Hills	3	2,855,912	18.9	7,203,647	39.6
Westwood	2	396,808	2.6	4,443,398	8.9
Total	60	15,095,127	100.0%	62,526,390	24.1

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Percentage Leased and In-Place Rents
as of June 30, 2014

Office Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	97.5%	$64,361,576	$41.89	$3.49
Brentwood	91.6	55,990,450	37.08	3.09
Burbank	100.0	15,234,153	36.19	3.02
Century City	98.8	33,775,102	37.76	3.15
Honolulu(3)	87.3	48,088,419	34.03	2.84
Olympic Corridor	91.4	30,053,022	30.46	2.54
Santa Monica(4)	98.8	51,848,800	54.87	4.57
Sherman Oaks/Encino	93.9	97,293,292	31.75	2.65
Warner Center/Woodland Hills	83.3	61,693,988	27.92	2.33
Westwood	94.6	12,971,816	35.39	2.95
Total / Weighted Average	91.9	$471,310,618	35.31	2.94

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended June 30, 2014				$0.07
For the six months ended June 30, 2014				$0.11

_______________________________________________________________

(1)	Includes 359,811 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $2,754,954 of annualized rent attributable to a health club that we operate.

(4)	Includes $1,432,927 of annualized rent attributable to our corporate headquarters.
NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Tenant Diversification
as of June 30, 2014

Percentage of Annualized Office Rent by Lease Size

Leases < 20,000 sqft (2,411 leases, avg size: 3,700 sqft) 66.6%
Leases > 20,000 sqft (99 leases, avg size: 35,600 sqft) 26.0%
Time Warner 4.4%
William Morris Endeavor 2.0%
Macerich 1.0%

Individual tenants paying more than 1% of aggregate Annualized Rent(1):

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(3)	3	3	2015-2023	580,812	3.8%	$20,746,946	4.4%
William Morris Endeavor(4)	1	1	2027	181,215	1.2	9,330,953	2.0
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,940,295	1.0
Total	5	5		852,859	5.6%	$35,018,194	7.4%

(1) Based on minimum base rent in leases expiring after June 30, 2014.

(2) Expiration dates are per leases. For tenants with multiple leases, the range shown reflects all leases other than storage and similar leases.

(3) Includes a 10,000 square foot lease expiring in April 2015, a 150,000 square foot lease expiring in April 2016 (the existing subtenant has leased 101,000 square feet of this space commencing on expiration of the current lease and continuing until July 2023), and a 421,000 square foot lease expiring in September 2019 with an option to terminate the lease in September 2016.

(4) Tenant has an option to terminate this lease in December 2022.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Lease Distribution
as of June 30, 2014

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,287	51.2%	1,765,446		11.7%	$61,476,328	13.0%
2,501-10,000	914	36.3	4,346,704		28.8	148,705,365	31.6
10,001-20,000	211	8.4	2,870,719		19.0	104,151,031	22.1
20,001-40,000	77	3.1	2,035,043		13.5	70,067,969	14.9
40,001-100,000	21	0.8	1,313,595		8.7	50,443,922	10.7
Greater than 100,000	5	0.2	1,015,808		6.7	36,466,003	7.7
Subtotal	2,515	100.0%	13,347,315	(1)	88.4%	471,310,618	100.0%
Signed leases not commenced			359,811		2.4
Available			1,223,165		8.1
Building Management Use			106,315		0.7
BOMA Adjustment(2)			58,521		0.4
Total	2,515	100.0%	15,095,127		100.0%	$471,310,618	100.0%

(1) Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,400 square feet.

(2) Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Industry Diversification
as of June 30, 2014

Percentage of Annualized Office Rent by Tenant Industry

Entertainment, 14.1%
Real Estate, 8.9%
Accounting & Consulting, 8.4%
Health Services, 8.0%
Retail, 6.7%
Insurance, 6.6%
Technology, 4.6%
Advertising, 2.5%
Public Administration, 2.4%
Educational Services, 1.7%
Other, 2.7%
Legal, 19.1%
Financial Services, 14.3%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	510	19.1%
Financial Services	324	14.3
Entertainment	179	14.1
Real Estate	191	8.9
Accounting & Consulting	308	8.4
Health Services	317	8.0
Retail	184	6.7
Insurance	120	6.6
Technology	116	4.6
Advertising	68	2.5
Public Administration	71	2.4
Educational Services	27	1.7
Other	100	2.7
Total	2,515	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Lease Expirations
as of June 30, 2014

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at March 31, 2014	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	51	185,510	1.2%	$5,189,821	1.1%	$27.98	$27.98
2014	142	576,357	3.8	19,339,533	4.1	33.55	33.67
2015	519	1,898,956	12.6	66,554,829	14.1	35.05	35.82
2016	507	2,075,446	13.8	72,574,179	15.4	34.97	36.43
2017	433	1,991,472	13.2	67,864,818	14.4	34.08	36.95
2018	312	1,603,495	10.6	59,800,945	12.7	37.29	41.11
2019	211	1,534,368	10.2	53,487,551	11.4	34.86	39.20
2020	129	1,066,666	7.1	37,626,918	8.0	35.28	40.73
2021	73	709,302	4.7	25,099,672	5.3	35.39	42.29
2022	36	333,703	2.2	11,269,054	2.4	33.77	41.76
2023	46	642,092	4.2	20,404,120	4.3	31.78	40.73
Thereafter	56	729,948	4.8	32,099,178	6.8	43.97	57.00
Subtotal/Weighted Average	2,515	13,347,315	88.4	471,310,618	100.0	35.31	39.19
Signed leases not commenced		359,811	2.4
Available		1,223,165	8.1
Building Management Use		106,315	0.7
BOMA Adjustment(3)		58,521	0.4
Total/Weighted Average	2,515	15,095,127	100.0%	$471,310,618	100.0%	35.31	39.19

___________________________________________________

(1)	Represents annualized rent at June 30, 2014 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Quarterly Lease Expirations - Next Four Quarters
as of June 30, 2014

	Q3 2014	Q4 2014	Q1 2015	Q2 2015

Expiring SF(1)	162,133	414,224	466,957	541,950
Percentage of Portfolio	1.2%	3.1%	3.5%	4.1%
Expiring Rent per SF(2)	$36.35	$32.62	$34.29	$35.06

Detailed Submarket Data(3)		Q3 2014	Q4 2014	Q1 2015	Q2 2015

Beverly Hills	Expiring SF(1)	4,872	23,777	3,226	59,296
	Expiring Rent per SF(2)	$37.45	$34.74	$34.24	$41.01

Brentwood	Expiring SF(1)	22,429	70,127	52,533	49,661
	Expiring Rent per SF(2)	$35.07	$33.19	$40.58	$37.99

Century City	Expiring SF(1)	7,391	8,234	17,831	52,017
	Expiring Rent per SF(2)	$46.41	$39.00	$37.82	$41.84

Honolulu	Expiring SF(1)	26,413	15,306	54,071	50,279
	Expiring Rent per SF(2)	$36.15	$34.49	$33.23	$33.02

Olympic Corridor	Expiring SF(1)	15,038	26,786	38,373	42,532
	Expiring Rent per SF(2)	$39.32	$34.69	$31.30	$31.96

Santa Monica	Expiring SF(1)	7,445	15,302	10,715	50,457
	Expiring Rent per SF(2)	$32.22	$74.42	$48.16	$41.60

Sherman Oaks/Encino	Expiring SF(1)	62,324	65,312	170,727	123,991
	Expiring Rent per SF(2)	$36.85	$34.63	$34.59	$31.33

Warner Center/Woodland Hills	Expiring SF(1)	15,141	184,100	113,473	101,422
	Expiring Rent per SF(2)	$30.44	$27.06	$30.77	$30.24

Westwood	Expiring SF(1)	1,080	5,280	6,008	12,295
	Expiring Rent per SF(2)	$35.23	$37.67	$30.93	$35.23

_________________________________________________________________

(1)
Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of June 30, 2014, other than 185,510 square feet of short term leases. The variations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, although it is also impacted by the varying terms and square footage of the individual leases involved.

(2)	Includes the impact of rent escalations over the entire term of the expiring lease, and thus is not directly comparable to asking rents.

(3)
Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, these numbers should only be extrapolated with caution.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Total Office Portfolio Leasing Activity
for the three months ended June 30, 2014

		Rentable Square feet	Percentage

Net Absorption During Quarter		50,343	0.33%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	85	375,152	76
Renewal leases	128	668,233	65
All leases	213	1,043,385	69

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent(2)

Leases executed during the quarter	$32.68	$33.83	N/A
Prior leases for same space	$31.17	$32.50	$35.36
Percentage change	4.8%	4.1%	(7.6)%

Average Office Lease Transaction Costs (Per Square Foot)(3)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during quarter	$34.04	$5.37
Renewal leases signed during quarter	$22.23	$4.11
All leases signed during quarter	$26.48	$4.61

________________________________________________________________

(1)
Represents the average initial stabilized cash rents and straight-line on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and new leases on space which had not been leased for at least a year.

(2)
The percentage change represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space, which reflects the impact of rent escalations over the entire term of the expiring lease. The impact on cash revenues in the quarter was offset by the increase in cash revenues due to the annual rent escalations on the continuing in-place leases.

(3)	Represents weighted average tenant improvements and leasing commissions.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2014

Multifamily Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood(1)	99.9%	$25,280,229	$2,270
Honolulu(1)	100.0	20,815,680	1,586
Santa Monica(2)	100.0	24,822,204	2,523
Total / Weighted Average	100.0%	$70,918,113	2,079

Recurring Multifamily Capital Expenditures per Unit

For the three months ended June 30, 2014	$79

For the six months ended June 30, 2014	$160

________________________________________________________________

(1)
In calculating the percentage of units leased, we removed from the numerator and denominator 21 units at one property in Brentwood and 4 units at one property in Honolulu which are temporarily unoccupied as a result of fire damage. Lost rent from those units is being covered by insurance.

(2)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $302,212.
NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Portfolio Data

Multifamily Development Projects

Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including new entry and common area facilities, new 8 story buildings and re-skinned existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units	Estimated Cost (1)	Anticipated Start of Construction	Anticipated Construction Period
496	$100M - $120M	2014	18 months
Our Moanalua Hillside apartments currently include 696 apartment units located on 28 acres near downtown Honolulu and key military bases. We plan to add 496 new units, upgrade the existing apartment buildings, improve the parking and landscaping and build a brand new community center and gym.

The Landmark, Brentwood, California
Projected Units	Estimated Cost(1)	Anticipated Start of Construction	Anticipated Construction Period
376	$100M - $120M	2015	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning oceans views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket.

_________________________________________

(1)
Estimated cost does not include the costs of the land, which in each case was previously purchased in connection with the current use. In the case of The Landmark, the cost of the existing underground parking garage is also not included.

NOTES:
(1) All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties .

(2) Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Guidance

2014 OUTLOOK

Metric	2014 Guidance	Compared to Prior Guidance
Funds From Operations (FFO)	$1.58 to $1.62 per share	narrowed
Adjusted Funds From Operations (AFFO)	$1.19 to $1.23 per share	narrowed

Underlying Assumptions:
Office occupancy rate as of 12/31/2014(1)	0.5% to 1.5% greater than at 12/31/2013	revised
Residential leased rate as of 12/31/2014	Essentially fully leased	unchanged
Same property cash NOI growth rate	Up 1.5% to 2.5% from 2013	unchanged
G&A	$27 million to $28.5 million	unchanged
Interest expense	$128 million to $129 million	unchanged
Revenue from above/below market leases(2)	$22 million to $23 million	unchanged
Straight-line revenue	$4 million to $5.5 million	unchanged
Recurring capex (Office)	$0.25 per square foot	unchanged
Recurring capex (Multifamily)	$450 per unit	unchanged
Weighted average diluted shares(3)	176 million to 176.5 million	revised
______________________________________________

(1)
Although our small tenants typically move in within two to three months after lease execution, our leasing in the second quarter was especially strong in Warner Center and to tenants over 10,000 square feet throughout our portfolio. As a result, approximately 80,000 square feet of our 375,000 square feet of new leasing will commence occupancy in 2015; in comparison, all of our second quarter leases in 2013 commenced occupancy before the end of that year.

(2)
Often referred to as "FAS 141 income." Assumes that we exercise our option to purchase the land under one of our office buildings in Honolulu during the third quarter, which accelerates the remaining unamortized balance on our ground lease for that building of between $8 and $9 million. If we do not exercise that option, FFO for the third quarter and the full year of 2014 would be reduced by approximately five cents per share, although AFFO would not be affected.

(3) The variation depends on the market price for our common stock and not on any stock issuances.

The above guidance and assumptions are forward looking statements and reflect our views of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the impact of various events, some of which are referenced in this earnings package or during our quarterly conference calls. Except as disclosed, this guidance does not include the impact on operating results from possible future property acquisitions or dispositions, other possible capital markets activities or possible future impairment charges. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired leases; loan premiums, discounts and costs; amortization of interest rate contracts; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investment in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 359,811 square feet with respect to signed leases not yet commenced at June 30, 2014).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent covered by insurance.

Diluted Shares:  Diluted shares are calculated in accordance with GAAP and represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments for investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: GAAP refers to accounting principles generally accepted in the United States.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income (or loss) including depreciation from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	“NOI - Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent and the amortization of acquired above and below market leases.

Definitions

We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.   However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  Represents percent leased, not including signed leases not yet commenced, as of June 30, 2014.

Properties Owned:  Our "Consolidated Portfolio" includes all properties included in our consolidated results, of which we own 100% except for a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the current and prior quarter.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At June 30, 2014, total consists of 13,707,126 leased square feet (including 359,811 square feet with respect to signed leases not commenced), 1,223,165 available square feet, 106,315 building management use square feet and 58,521 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared.  Therefore, we excluded from our same property set this quarter any properties (i) acquired on or after January 1, 2013; (ii) sold, contributed or otherwise removed from our consolidated financial statements before June 30, 2014; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on January 1, 2013 and ending on June 30, 2014.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of June 30, 2014, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the measurement date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.